Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of Oragenics, Inc. of our report (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), dated March, 24, 2022, with respect to the consolidated financial statements of Oragenics, Inc. as of December 31, 2021 and 2020 and the for each of the two years in the period ended December 31, 2021. We consent to the incorporation of our report by reference in the following Registration Statements:

(i)	Form S-8 Registration Statements (Nos. 333-110646, 333-150716, 333-163083, 333-177091, 333-184588, 333-223088, 333-225894 and 333-232301) of Oragenics, Inc. pertaining to the Oragenics, Inc. 2012 Equity Incentive Plan; and

(ii)	Registration Statements (Form S-1 Nos. 333-224498, 333-224950 and 333-226150) and (Form S-3 Nos. 333-183685, 333-190609, 333-213321, 333-230422, 333-235763 and 333-238789) and related Prospectus of Oragenics, Inc.

/s/ Mayer Hoffman McCann P.C.

St. Petersburg, Florida

March 24, 2022